Exhibit 99.1

Mueller Water Products Reports Fiscal 2013 First Quarter Results

ATLANTA--(BUSINESS WIRE)--February 5, 2013--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $245.1 million and net income of $7.0 million for the fiscal 2013 first quarter ended December 31, 2012. The following compares 2013 first quarter results from continuing operations to the prior year period. In the quarter, the Company:

  Increased net sales 13.8 percent to $245.1 million from $215.4 million.
  Grew operating income 16.9 percent to $6.9 million from $5.9 million, while adjusted operating income increased 20.6 percent to $7.6 million from $6.3 million.
  Improved adjusted net loss per diluted share to $0.02 from a loss of $0.04.
  Increased adjusted EBITDA to $22.4 million from $21.3 million.

Subsequent to the end of the quarter, the Company announced its intention to redeem $22.5 million in principal amount of its 8.75 percent Senior Unsecured Notes on February 22, 2013.

“Our consolidated performance improved again in the first quarter, as demonstrated by a 13.8 percent increase in net sales and a 20.6 percent increase in adjusted operating income,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

“Shipments of Mueller Co.’s valves, hydrants and brass products increased in the quarter year-over-year, which we believe was due to continued improvement in both the municipal and residential construction markets. Net sales of Mueller Co.’s newer technology products and services more than doubled in the quarter on a year-over-year basis, demonstrating the traction we believe these products and services are gaining in the marketplace. Although these products and services negatively impacted Mueller Co.’s adjusted operating margin in the quarter, the incremental margin from increased net sales was encouraging, and we believe there is room for further improvement especially as deployment of our Advanced Metering Infrastructure system grows.

“Anvil’s net sales also increased year-over-year. However, as we expected, adjusted operating income was negatively impacted by higher per-unit overhead costs due to lower production during the second half of 2012.

“Overall, results for the quarter were about as we anticipated. We look forward to our performance improving further over the remainder of the year as our end markets are expected to continue to recover.”

First Quarter Consolidated Results

Net sales for the 2013 first quarter increased $29.7 million, or 13.8 percent, to $245.1 million, from 2012 first quarter net sales of $215.4 million, due primarily to higher shipment volumes.

Adjusted operating income for the 2013 first quarter increased 20.6 percent to $7.6 million from adjusted operating income of $6.3 million for the 2012 first quarter. This increase was driven primarily by higher shipment volumes, higher sales prices and lower raw material costs, partially offset by higher per-unit overhead costs.

Selling, general and administrative expenses decreased as a percent of net sales to 20.2 percent for the 2013 first quarter from 21.6 percent for the 2012 first quarter.

First Quarter Segment Results

Mueller Co.

Net sales for the 2013 first quarter increased 18.0 percent to $151.1 million from net sales of $128.1 million for the 2012 first quarter. This increase was due to higher shipment volumes across most of Mueller Co.’s products, especially metering systems, valves, hydrants and brass products.

Adjusted operating income for the 2013 first quarter improved 72.5 percent to $8.8 million as compared with $5.1 million for the 2012 first quarter. Adjusted operating margin for the 2013 first quarter improved 180 basis points to 5.8 percent as compared with 4.0 percent for the 2012 first quarter.

Anvil

Net sales for the 2013 first quarter increased 7.7 percent to $94.0 million as compared with $87.3 million for the 2012 first quarter. The increase resulted primarily from higher shipment volumes.

Adjusted operating income for the 2013 first quarter of $5.9 million compares to adjusted operating income for the 2012 first quarter of $7.8 million. Anvil’s adjusted operating income declined due to lower production levels in the second half of 2012, which caused higher per-unit overhead costs in inventory that adversely impacted operating results this quarter.

Interest Expense, Net

Interest expense, net, excluding terminated swap contracts, decreased $0.7 million in the 2013 first quarter year-over-year due primarily to lower levels of total debt outstanding. Interest expense, net, for the 2013 first quarter was $13.5 million compared to $14.2 million for the 2012 first quarter, excluding $1.4 million of non-cash costs for terminated interest rate swap contracts.

Income Taxes

During the 2013 first quarter, income tax benefit was $1.6 million on pre-tax loss of $6.6 million, or an effective income tax rate of 24.2 percent. The 2013 first quarter benefit was reduced by $0.8 million related to a deferred tax valuation allowance adjustment. Excluding this adjustment, the effective tax rate for the 2013 first quarter was 36.4 percent. Net operating loss carryforwards remain available to offset future taxable earnings.

Use of Non-GAAP Measures

The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain costs from settled interest rate swap contracts, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 6, 2013 at 9:00 a.m. ET. Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the investor relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days after the call. To access the replay, please dial 1-866-470-7045. The replay will also be available as a webcast on the investor relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding recovery in our end markets and the traction we believe Mueller Co.’s newer technology products and services are gaining. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure™. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2012	2012
	(in millions)
Assets:
Cash and cash equivalents	$74.5	$83.0
Receivables, net	135.9	166.1
Inventories	190.2	183.2
Deferred income taxes	20.7	19.6
Other current assets	48.2	38.0
Total current assets	469.5	489.9

Property, plant and equipment, net	143.5	144.7
Identifiable intangible assets	566.6	573.7
Other noncurrent assets	20.3	32.6

Total assets	$1,199.9	$1,240.9

Liabilities and stockholders' equity:
Current portion of long-term debt	$23.7	$1.1
Accounts payable	63.0	84.5
Other current liabilities	67.2	82.8
Total current liabilities	153.9	168.4

Long-term debt	599.3	621.7
Deferred income taxes	125.5	132.8
Other noncurrent liabilities	82.5	86.8
Total liabilities	961.2	1,009.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized;
157,505,500 shares and 156,840,648 shares outstanding at
December 31, 2012 and September 30, 2012, respectively	1.6	1.6
Additional paid-in capital	1,585.1	1,587.3
Accumulated deficit	(1,263.0)	(1,270.0)
Accumulated other comprehensive loss	(85.0)	(87.7)
Total stockholders' equity	238.7	231.2

Total liabilities and stockholders' equity	$1,199.9	$1,240.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	December 31,
	2012	2011
	(in millions)

Net sales	$245.1	$215.4
Cost of sales	188.0	162.6

Gross profit	57.1	52.8

Operating expenses:
Selling, general and administrative	49.5	46.5
Restructuring	0.7	0.4
Total operating expenses	50.2	46.9

Operating income	6.9	5.9

Interest expense, net	13.5	15.6

Loss before income taxes	(6.6)	(9.7)
Income tax benefit	(1.6)	(3.2)

Loss from continuing operations	(5.0)	(6.5)
Income (loss) from discontinued operations, net of tax	12.0	(5.4)

Net income (loss)	$7.0	$(11.9)

Net income (loss) per basic share:
Continuing operations	$(0.03)	$(0.04)
Discontinued operations	0.07	(0.04)
Net income (loss)	$0.04	$(0.08)

Net income (loss) per diluted share:
Continuing operations	$(0.03)	$(0.04)
Discontinued operations	0.07	(0.04)
Net income (loss)	$0.04	$(0.08)

Weighted average shares outstanding:
Basic	157.1	156.0
Diluted	159.2	156.0

Dividends declared per share	$0.0175	$0.0175

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED DECEMBER 31, 2012
(UNAUDITED)

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficit	loss	Total
	(in millions)

Balance at September 30, 2012	$1.6	$1,587.3	$(1,270.0)	$(87.7)	$	231.2
Net income	-	-	7.0	-		7.0
Dividends declared	-	(2.7)	-	-		(2.7)
Stock-based compensation	-	1.5	-	-		1.5
Shares retained for employee taxes	-	(1.3)	-	-		(1.3)
Stock issued under stock compensation plans	-	0.3	-	-		0.3
Foreign currency translation	-	-	-	(0.7)		(0.7)
Minimum pension liability	-	-	-	3.4		3.4

Balance at December 31, 2012	$1.6	$1,585.1	$(1,263.0)	$(85.0)	$	238.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	December 31,
	2012	2011
	(in millions)
Operating activities:
Net income (loss)	$7.0	$(11.9)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
(Income) loss from discontinued operations	(12.0)	5.4
Loss from continuing operations	(5.0)	(6.5)

Depreciation	7.4	7.6
Amortization	7.4	7.4
Stock-based compensation	1.5	1.4
Deferred income taxes	(1.8)	(1.0)
Retirement plans	1.1	1.8
Interest rate swap contracts	-	1.4
Other, net	0.8	0.8
Changes in assets and liabilities:
Receivables	30.0	26.0
Inventories	(7.1)	(14.1)
Other assets	(0.4)	0.9
Liabilities	(33.3)	(13.8)

Net cash provided by operating activities
from continuing operations	0.6	11.9

Investing activities:
Capital expenditures	(6.2)	(5.3)
Acquisitions, net of cash acquired	(0.3)	-

Net cash used in investing activities
from continuing operations	(6.5)	(5.3)

Financing activities:
Dividends paid	(2.7)	(2.7)
Shares retained for employee taxes	(1.3)	(0.3)
Payment of deferred financing fees	(0.7)	-
Other	(0.3)	-

Net cash used in financing activities
from continuing operations	(5.0)	(3.0)

Net cash flows from discontinued operations:
Operating activities	(1.7)	(22.9)
Investing activities	4.5	(2.8)
Financing activities	-	1.0

Net cash provided by (used in) discontinued operations	2.8	(24.7)

Effect of currency exchange rate changes on cash	(0.4)	0.4

Cash and cash equivalents at beginning of period	83.0	61.0

Cash and cash equivalents at end of period	$74.5	$40.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Three months ended December 31, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$151.1	$94.0	$-	$245.1

Gross profit	$32.9	$24.2	$-	$57.1
Selling, general and administrative expenses	24.1	18.3	7.1	49.5
Restructuring expenses	0.7	-	-	0.7
Operating income (loss)	$8.1	$5.9	$(7.1)	6.9
Interest expense, net				13.5
Income tax benefit				(1.6)
Loss from continuing operations				(5.0)
Income from discontinued operations, net of tax				12.0
Net income				$7.0

Net income per diluted share:
Continuing operations				$(0.03)
Discontinued operations				0.07
Net income per diluted share				$0.04

Capital expenditures	$3.4	$2.8	$-	$6.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$8.1	$5.9	$(7.1)	$6.9
Restructuring	0.7	-	-	0.7
Adjusted operating income (loss)	8.8	5.9	(7.1)	7.6
Depreciation and amortization	11.2	3.5	0.1	14.8
Adjusted EBITDA	$20.0	$9.4	$(7.0)	$22.4

Adjusted operating margin	5.8%	6.3%		3.1%
Adjusted EBITDA margin	13.2%	10.0%		9.1%

Adjusted net loss:
Net income				$7.0
Discontinued operations, net of tax				(12.0)
Restructuring, net of tax				0.4
Valuation allowance against beginning of the year
deferred tax assets				0.8
Adjusted net loss				$(3.8)
Adjusted net loss per diluted share				$(0.02)

Free cash flow:
Net cash provided by operating activities				$0.6
Less capital expenditures				(6.2)
Free cash flow				$(5.6)

Net debt (end of period):
Current portion of long-term debt				$23.7
Long-term debt				599.3
Total debt				623.0
Less cash and cash equivalents				(74.5)
Net debt				$548.5

Adjusted EBITDA:
Current quarter				$22.4
Three prior quarters				106.2
Adjusted EBITDA				$128.6

Net debt leverage (net debt divided by adjusted EBITDA)				4.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Three months ended December 31, 2011
	Mueller Co.	Anvil		Corporate	Total
GAAP results:
Net sales	$128.1	$	87.3	$-	$	215.4

Gross profit	$28.5	$	24.3	$-	$	52.8
Selling, general and administrative expenses	23.4		16.5	6.6		46.5
Restructuring expenses	0.4		0.1	(0.1)		0.4
Operating income (loss)	$4.7	$	7.7	$(6.5)		5.9
Interest expense, net						15.6
Income tax benefit						(3.2)
Loss from continuing operations						(6.5)
Loss from discontinued operations, net of tax						(5.4)
Net loss					$	(11.9)

Net loss per diluted share:
Continuing operations					$	(0.04)
Discontinued operations						(0.04)
Net loss per diluted share					$	(0.08)

Capital expenditures	$3.4	$	1.9	$-	$	5.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$4.7	$	7.7	$(6.5)	$	5.9
Restructuring	0.4		0.1	(0.1)		0.4
Adjusted operating income (loss)	5.1		7.8	(6.6)		6.3
Depreciation and amortization	11.2		3.6	0.2		15.0
Adjusted EBITDA	$16.3	$	11.4	$(6.4)	$	21.3

Adjusted operating margin	4.0%		8.9%			2.9%
Adjusted EBITDA margin	12.7%		13.1%			9.9%

Adjusted net loss:
Net loss					$	(11.9)
Discontinued operations, net of tax						5.4
Interest rate swap settlement costs, net of tax						0.8
Restructuring, net of tax						0.2
Adjusted net loss					$	(5.5)
Adjusted net loss per diluted share					$	(0.04)

Free cash flow:
Net cash provided by operating activities					$	11.9
Less capital expenditures						(5.3)
Free cash flow					$	6.6

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com